Exhibit 8.3

君合律師事務所

JUN HE LAW OFFICES

Shanghai Kerry Centre, 32nd Floor
1515 West Nanjing Road, Shanghai 200040, P. R. China

Tel.: (86-21) 5298-5488  Fax: (86-21) 5298-5492

E-mail: junhesh@junhe.com

Homepage: www.junhe.com

Beijing Head Office

China Resources Building

20th Floor

Beijing 100005

P. R. China

Tel.: (86-10) 8519-1300

Fax: (86-10) 8519-1350

E-mail: junhebj@junhe.com

Shanghai Office

Shanghai Kerry Centre

32nd Floor

1515 West Nanjing Road

Shanghai 200040

P. R. China

Tel.: (86-21) 5298-5488

Fax: (86-21) 5298-5492

E-mail: junhesh@junhe.com

Shenzhen Office

Shenzhen Development

Bank Tower Suite 20-C

5047 East Shennan Road

Shenzhen 518001

P. R. China

Tel.: (86-755) 2587-0765

Fax: (86-755) 2587-0780

E-mail: junhesz@junhe.com

Dalian Office

Chinabank Plaza

Room F, 16th Floor

No. 17 Renmin Road

Dalian 116001

P. R. China

Tel.: (86-411) 8250-7578

Fax: (86-411) 8250-7579

E-mail: junhedl@junhe.com

Haikou Office

Nanyang Building

Suite 1107

 Haikou 570105

 P. R. China

Tel.: (86-898) 6851-2544

Fax: (86-898) 6851-3514

E-mail: junhehn@junhe.com

New York Office

36W. 44th Street,

Suite 914 New York,

NY10036, U.S.A.

Tel.: (1-212) 703-8702

Fax: (1-212) 703-8720

E-mail: junheny@junhe.com

Hong Kong Office

Suite 2208,

22nd Floor, Jardine House

1 Connaught Place, Central

Hong Kong

Tel.: (852) 2167-0000

Fax: (852) 2167-0050

E-mail: junhehk@junhe.com

February 17, 2012

To:	AdChina Ltd.
20/F, Media Zone Jing An
No. 211 Shi Men Yi Road, Shanghai 200041
People’s Republic of China

Dear Sirs,

We are qualified lawyers of the People’s Republic of China (the “PRC”, for purposes of this legal opinion (the “Opinion”) only, excluding the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan) and are qualified to issue a legal opinion on the laws and regulations of the PRC.

We have acted as the PRC legal counsel of AdChina Ltd. (the “Company”), a company incorporated under the laws of the Cayman Islands in connection with (i) the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), originally filed with the Securities and Exchange Commission (the “SEC”), under the U.S. Securities Act of 1933, as amended (the “Securities Act”), including the prospectus that forms a part of the Registration Statement (the “Prospectus”) on February 17, 2012, relating to the offering (the “Offering”) by the Company of American depositary shares (the “ADSs”), each of which represents Class A ordinary shares (the “Ordinary Shares”) of the Company with a par value of $0.00005 (together with the ADSs, the “Offering Securities”) to be issued under the Deposit Agreement (the “Deposit Agreement”) to be entered into by and among the Company, JPMorgan Chase Bank, N.A. (the “Depositary”), and holders and beneficial owners from time to time of the ADSs issued thereunder; and (ii) the Company’s sale of the ADSs and listing and trading of the ADSs on the Nasdaq Global Market.

I                    DEFINITIONS

The following terms as used in this Opinion are defined as follows:

“PRC Laws”	mean any and all laws, regulations, statutes, rules, decrees, notices, and supreme court’s judicial interpretations currently in force and publicly available in the PRC as of the date hereof.

“Prospectus”	means the prospectus, including all amendments or supplements thereto, that forms part of the Registration Statement.

II.             PRC LAWS

This Opinion is rendered on the basis of the PRC Laws and there is no assurance that any of the PRC Laws will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect.

We do not purport to be an expert on or to be generally familiar with or qualified to issue legal opinions based on any laws other than the PRC Laws. Accordingly, we express or imply no opinion directly or indirectly on the laws of any jurisdiction other than the PRC.

III            ASSUMPTIONS

In rendering this Opinion we have examined the originals or copies certified or otherwise identified to our satisfaction, of documents provided to us by the Company and such other documents, corporate records, certificates issued by governmental authorities in the PRC and officers of the Company, the PRC Subsidiaries and other instruments (the “Documents”) as we have considered necessary, advisable or desirable for the purpose of rendering this Opinion.

In giving this Opinion, we have made the following assumptions (the “Assumptions”):

(1)                                  Each and all of the signatures, seals and chops on the Documents are genuine, and all the Documents submitted to us as originals are authentic, complete and accurate, and all the Documents submitted to us as copies conform to their originals;

(2)                                  Each and all of the Documents have been validly authorized, executed and delivered by all the relevant parties thereto;

(3)                                  Each and all of the Documents submitted to us still exist and remain in full force and effect up to the date of this Opinion and none of them have been varied, suspended or revoked by any other document, agreement or action of which we are not aware after due inquiry;

(4)                                  Each and all of factual representations, warranties and statements of the Company, the PRC Companies contained in the Documents are true, accurate and complete as of the date of this Opinion.

IV           OPINIONS

Based upon the foregoing, subject to the qualifications set out below, we are of the opinion that:

The statements in the Registration Statement and the Prospectus under the headings “Taxation” to the extent such statements relate to matters of the PRC Laws are true and accurate in all material respects and that such statements constitute our opinion.

V.            QUALIFICATIONS

This Opinion is limited to the matters set forth herein and is subject to the effect of any future change, amendment, alteration or adoption of any PRC Laws or judicial or regulatory interpretations.

This opinion is intended to be used in the context which is specifically referred to herein and each paragraph should be looked at as a whole and no part should be extracted and referred to independently.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement and to the reference to our firm under the headings “Taxation” in the Registration Statement.  In giving such consent, we do not thereby admit that we fall within the category of the person whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ JUN HE LAW OFFICES
JUN HE LAW OFFICES